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                                                                       Exhibit 8

                        [Form of Exhibit 8 Tax Opinion]


                              __________ __, 1997


Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501

Security Capital Industrial Trust
14100 East 35th Place
Aurora, Colorado 80011

     Re: Certain Federal income tax consequences of the Merger and Issuance Agreement

Dear Ladies and Gentlemen:

     We have acted as counsel to Security Capital Group Incorporated ("Security Capital") and Security Capital Industrial Trust ("SCI") in connection with (i) the merger (the "REIT Manager Merger") of Security Capital Industrial Incorporated, a subsidiary of Security Capital, with and into Security Capital Industrial Management Incorporated ("Newco"), a wholly-owned subsidiary of SCI, and the merger (the "Property Manager Merger") of SCI Client Services Incorporated, a subsidiary of Security Capital, with and into Newco pursuant to section 2.1 of the Merger and Issuance Agreement dated as of March 24, 1997, as amended, (the "Merger and Issuance Agreement") by and between Security Capital and SCI (the REIT Manager Merger and Property Manager Merger are herein referred to collectively as the "Mergers"), and (ii) the issuance by Security Capital of warrants (the "Warrants") to purchase shares of Security Capital Class B common stock, $0.01 par value per share, pursuant to section 2.2 of the Merger and Issuance Agreement. You have requested that we provide an opinion regarding the qualification of each of the Mergers as a tax-free reorganization under section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the tax disclosures in the proxy statement and prospectus (the "Proxy Statement and Prospectus") included as part of the registration statement (the "Registration Statement") on Form S-4, file no. 333-26259.

     In providing this opinion, we have relied on (i) the description of the transaction as set forth in the Merger and Issuance Agreement and the exhibits thereto, (ii) the description of the transaction as set forth in the Proxy Statement and Prospectus included as part of the Registration Statement and the exhibits thereto, (iii) representations provided by Security Capital and SCI concerning certain facts underlying and relating to the Merger, (iv) representations provided by SCI concerning certain facts underlying and relating to its qualification as a "real estate investment trust", (v) representations provided by Security
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Security Capital Group Incorporated
Security Capital Industrial Trust
Page -2-
___________ __, 1997


Capital concerning certain facts underlying and relating to the composition of its assets and (vi) a private letter ruling (the "Letter Ruling") from the Internal Revenue Service ("IRS") stating certain legal conclusions regarding the issuance of the Warrants. In addition, we have relied upon the representations made to the IRS in connection with the Letter Ruling and have assumed that Security Capital will comply with any undertakings made to the IRS in connection with the Letter Ruling.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) the summaries of Federal income tax consequences set forth in the Proxy Statement and Prospectus under the headings "Summary -- Federal Income Tax Consequences" and "The Transaction -- Federal Income Tax Consequences" are accurate in all material respects as to matters of law and legal conclusions,

     (ii) the summary of Federal income tax consequences set forth in the prospectus of Security Capital relating to the Warrants (the "Warrant Prospectus") attached to the Proxy Statement and Prospectus as Appendix A under the heading of "Certain Federal Income Tax Consequences" is accurate in all material respects as to matters of law and legal conclusions, and

     (iii) the summary of Federal income tax consequences set forth in the Warrant Prospectus under the heading "Certain United States Federal Tax Considerations for Non-U.S. Holders of Class B Shares" is accurate in all material respects as to matters of law and legal conclusions.

     This opinion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the IRS, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm under the headings "Summary -- Federal Income Tax Consequences", "Risk Factors -- Taxability of Warrant Issuance", "The Transaction -- Federal Income Tax Consequences" in the Proxy Statement and Prospectus and "Certain Federal Income Tax Consequences" and "Certain United States Federal Tax Considerations for Non-U.S. Holders of Class B Shares" in the Warrant Prospectus.
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Security Capital Group Incorporated
Security Capital Industrial Trust
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___________ __, 1997


                                    Sincerely,



                                    MAYER, BROWN & PLATT



WAL/TCS